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                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                          OF AMERICAN LIFE GROUP, INC.

         American Life Group, Inc. (hereinafter referred to as the "Corporation") existing pursuant to the Delaware General Corporation Law, desiring to give notice of corporate action effectuating amendment of a certain provision of its Certificate of Incorporation sets forth the following facts:

                  The exact text of the FIRST Article of the Corporation's Amended Certificate of Incorporation is amended in its entirety to read as follows:

                           "FIRST:  The name of the corporation is
                  American Life Holdings, Inc."

         This amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned hereby executes this Amendment to the Amended Certificate of Incorporation of the Corporation and certifies to the truth of the facts herein stated this 2nd day of May, 1996.

                                                AMERICAN LIFE GROUP, INC.



                                                By:/s/ Lawrence W. Inlow
                                                   ---------------------
                                                   Lawrence W. Inlow
                                                   Executive Vice President
State of Indiana  )
                  )ss:
County of Hamilton)

         On May 2, 1996, in the County of Hamilton, before me, a Notary Public duly commissioned and qualified, in and for the state and county aforesaid, personally appeared Lawrence W. Inlow, who executed the foregoing certificate, and acknowledged to me that he executed the same; and being by me duly sworn, did depose and say that he is the incumbent Executive Vice President of American Life Group, Inc.

         Subscribed and sworn to before me this 2nd day of May, 1996.

Commission Expires:  August 11, 1998        /s/ Skye A. Bottorff
                                            --------------------
Residing in:  Madison County                Skye A. Bottorff
                                            Notary Public